                                   EXHIBIT 1



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                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                                   dated as of

                                  May 29, 2002

                                     between

                            VORNADO OPERATING COMPANY

                                       and

                       WACHOVIA BANK NATIONAL ASSOCIATION,

                                 as Rights Agent





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
                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                                TABLE OF CONTENTS



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Section                                                                                              Page
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                                                    ARTICLE I
                                                   DEFINITIONS

         1.1      Definitions .................................................................      2

                                                   ARTICLE II
                                                   THE RIGHTS

         2.1      Summary of Rights ...........................................................      13
         2.2      Ownership Prior to Separation Time; Legends .................................      13
         2.3      Exercise of Rights; Separation of Rights ....................................      15
         2.4      Adjustments to Exercise Price; Number of Rights .............................      19
         2.5      Date on Which Exercise is Effective .........................................      22
         2.6      Execution, Authentication, Delivery and Dating of Rights Certificates .......      22
         2.7      Registration, Registration of Transfer and Exchange .........................      23
         2.8      Mutilated, Destroyed, Lost and Stolen Rights Certificates ...................      25
         2.9      Persons Deemed Owners .......................................................      26
         2.10     Delivery and Cancellation of Certificates ...................................      26
         2.11     Agreement of Rights Holders .................................................      27

                                                   ARTICLE III
                                           ADJUSTMENTS TO THE RIGHTS IN
                                         THE EVENT OF CERTAIN TRANSACTIONS

         3.1      Flip-in .....................................................................      28
         3.2      Flip-over ...................................................................      31
         3.3      Other Post-Flip-in Transactions .............................................      32

                                                    ARTICLE IV
                                                 THE RIGHTS AGENT

         4.1      General .....................................................................      34
         4.2      Merger or Consolidation or Change of Name of Rights Agent ...................      35
         4.3      Duties of Rights Agent ......................................................      36
         4.4      Change of Rights Agent ......................................................      40

                                                    ARTICLE V
                                                  MISCELLANEOUS

         5.1      Redemption ..................................................................      42
         5.2      Expiration ..................................................................      42

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Section                                                                                              Page
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         5.3      Issuance of New Rights Certificates .........................................      43
         5.4      Cash Offset When Exercising Rights for Cash .................................      44
         5.5      Limitations on Exercise or Exchange of Rights ...............................      44
         5.6      Supplements and Amendments ..................................................      45
         5.7      Fractional Shares ...........................................................      46
         5.8      Rights of Action ............................................................      46
         5.9      Holder of Rights Not Deemed a Stockholder ...................................      46
         5.10     Notice of Proposed Actions ..................................................      47
         5.11     Notices .....................................................................      47
         5.12     Suspension of Exercisability ................................................      48
         5.13     Costs of Enforcement ........................................................      49
         5.14     Successors ..................................................................      49
         5.15     Benefits of this Agreement ..................................................      49
         5.16     Determination and Actions by the Board of Directors, etc. ...................      49
         5.17     Descriptive Headings ........................................................      50
         5.18     GOVERNING LAW ...............................................................      50
         5.19     Counterparts ................................................................      50
         5.20     Severability ................................................................      51


                                     EXHIBIT

Exhibit A         Form of Rights Certificate
                  (Together with Form of Assignment and Form of Election to Exercise)

                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

            STOCKHOLDER PROTECTION RIGHTS AGREEMENT (as amended from time to time, this "Agreement"), dated as of May 29, 2002, between Vornado Operating Company, a Delaware corporation (the "Company"), and Wachovia Bank National Association, formerly named First Union National Bank, a national bank, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

                                   WITNESSETH:

            WHEREAS, the Board of Directors of the Company has (a) authorized and declared a dividend of one right ("Right") in respect of each share of Common Stock (as hereinafter defined) held of record as of the close of business on June 7, 2002 (the "Record Time") payable in respect of each such share upon certification by The American Stock Exchange LLC to the Securities and Exchange Commission that the Rights have been approved for listing and registration (the "Payment Time"), (b) authorized the issuance of one Right in respect of each Class A Unit (as hereinafter defined) held of record as of the Record Time (other than Class A Units held by the Company), effective as of the time that the dividend referred to above becomes payable and (c) as provided in Section 2.4, authorized the issuance of one Right in respect of each share of Common Stock or Class A Unit issued after the Record Time and prior to the Separation Time (as hereinafter defined) (other than Class A Units issued to the Company) and, to the extent provided in Section 5.3, each share of Common Stock issued after the Separation Time;

            WHEREAS, subject to the terms and conditions hereof, each Right entitles the holder thereof, after the Separation Time, to receive, upon due exercise, cash or debt or other securities pursuant to the terms and subject to the conditions set forth herein; and

            WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

            NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Definitions. For purposes of this Agreement, the following terms have the meanings indicated (except as otherwise provided in Section 5.5(c)):

            "Acquiring Person" shall mean any Person who is or becomes the Beneficial Owner of 10% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include any Person
(i) who is the Beneficial Owner of 10% or more of the outstanding shares of Common Stock on the date of this Agreement, until such time hereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split or a Qualified

Grant, Issuance or Acquisition) of any additional shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 10% or more of the outstanding shares of Common Stock, (ii) who shall become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock solely as a result of a Qualified Grant, Issuance or Acquisition or an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split or a Qualified Grant, Issuance or Acquisition) of any additional shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 10% or more of the outstanding shares of Common Stock, (iii) who shall become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock but shall have done so without any plan or intention to seek or affect control of the Company, if such Person shall promptly divest, or promptly enter into an agreement with, and satisfactory to, the Company, in its sole discretion, to divest (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person shall cease to be the Beneficial Owner of 10% or more of the outstanding shares of Common Stock; and provided further, that the term "Acquiring Person" shall not include any Subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company).

            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act, as such Rule is in effect on the date of this Agreement.

            "Agreement" shall have the meaning set forth in the Preamble.

            A Person shall be deemed the "Beneficial Owner" and to have "Beneficial Ownership" of, and to "Beneficially Own", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as such Rules are in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own", any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange or (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy or consent given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act and pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report). It is acknowledged and agreed that any Beneficial Owner of Class A Units shall be deemed pursuant to the foregoing definition to be a Beneficial Owner of the Common Stock into which such Class A Units could be converted under the terms of the Partnership Agreement, assuming for this purpose that such Beneficial Owner exercised its right to require the Partnership to redeem such Class A Units and the Company in turn exercised its right to assume the Partnership's redemption obligation with respect to such Class A Units and deliver Common Stock in lieu of cash upon such exercise. Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person by virtue of any actions such officer or director takes in such capacity. For purposes of this Agreement, in determining the percentage of the out standing shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Charlotte, North Carolina are generally authorized or obligated by law or executive order to close.

            "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company.

            "Class A Units" shall have the meaning given to such term in the Partnership Agreement.

            "Close of Business" on any given date shall mean 5:00 p.m. Charlotte, North Carolina time on such date or, if such date is not a Business Day, 5:00 p.m. Charlotte, North Carolina time on the next succeeding Business Day.

            "Closing Price" per share of any securities on any date shall mean the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if such securities are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date such securities are not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of the Company; provided, however, that if on any such date such securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the Closing Price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Common Stock" shall mean the shares of Common Stock, par value $0.01 per share, of the Company.

            "Company" shall have the meaning set forth in the preamble.

            "Election to Exercise" shall have the meaning set forth in Section 2.3(d).

            "Excess Shares" shall have the meaning given such term in the Certificate of Incorporation.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c).

            "Exercise Price" shall mean, as of any date, the price at which a holder may exercise one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $13.50.

            "Expansion Factor" shall have the meaning set forth in Section
2.4(a).

            "Expiration Time" shall mean the earliest of (i) the Exchange Time,
(ii) the Redemption Time, (iii) the Close of Business on the tenth anniversary of the date of this Agreement, unless, for purposes of this clause (iii), extended by action of the Board of Directors of the Company (in which case the applicable time shall be the time to which it has been so extended) and (iv) immediately prior to the effective time of a consolidation, merger or statutory share exchange that does not constitute a Flip-over Transaction or Event.

            "Flip-in Time" shall mean the Stock Acquisition Time or such earlier or later date and time as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Time that would otherwise have occurred.

            "Flip-over Entity," for purposes of Section 3.2, shall mean (i) in the case of a Flip-over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which shares of Common Stock are being converted or exchanged and, if no such securities are being issued, the other Person that is a party to such Flip-over Transaction or Event and (ii) in the case of a Flip-over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the (A) assets or (B) operating income or cash flow being transferred in such

Flip-over Transaction or Event, provided in all cases if such Person is a Subsidiary of another Person, the ultimate parent entity of such Person shall be the Flip-over Entity.

            "Flip-over Stock" shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for the direction of the business and affairs) of the Flip-over Entity.

            "Flip-over Transaction or Event" shall mean a transaction or series of transactions, at or after a Flip-in Time, in which, directly or indirectly,
(i) the Company shall consolidate or merge or participate in a statutory share exchange with any other Person or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets aggregating more than 50% of the assets (measured by either book value or fair market value), or assets generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or otherwise acting in concert, but only if (I) at the time of consummation of the consolidation, merger, statutory share exchange, sale or transfer or at the time the Company enters into any agreement with respect thereto, the Acquiring Person is the Beneficial Owner of 90% or more of the outstanding shares of Common Stock or controls the Board of Directors of the Company and (II) the Acquiring Person or an Affiliate or Associate of the Acquiring Person was a party to that transaction or received consideration in connection therewith that was not identical to the consideration generally available to the other holders of the Common Stock. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates, counted together as a single Person. An Acquiring Person shall be deemed to control the Company's Board of Directors when, at or following a Stock Acquisition Time, the persons who were directors of the Company (or persons nominated and/or appointed as directors by vote of a majority of such persons) before the Stock Acquisition Time shall cease to constitute a majority of the Company's Board of Directors.

            "General Partner" shall have the meaning given such term in the Partnership Agreement.

            "Market Value" per share of any securities on any date shall mean the average of the daily Closing Prices per share of such securities on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if any event described in Section 2.4, or any analogous event, shall have caused the Closing Prices used to determine the Market Value on any Trading Days during such period of 20 Trading Days not to be fully comparable with the Closing Price on such date, each such Closing Price so used shall be appropriately adjusted in order to make it fully comparable with the Closing Price on such date.

            "Ownership Limit" shall have the meaning given such term in the Certificate of Incorporation.

            "Partnership" shall mean Vornado Operating L.P., a Delaware limited partnership.

            "Partnership Agreement" shall mean the Agreement of Limited Partnership, dated as of October 16, 1998, of the Partnership, as amended.

            "Payment Time" shall have the meaning set forth in the Recitals.

            "Person" shall mean any individual, firm, partnership, limited liability company, association, group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of this Agreement), corporation or other entity.

            "Qualified Grant, Issuance or Acquisition" shall mean (a) any grant by the Company of options to acquire Common Stock, or any issuance by the Company of Common Stock, in either case as compensation pursuant to the terms of an employee or director stock-based plan, (b) any acquisition of Common Stock or options to acquire Common Stock made in connection with, and specifically contemplated by, an agreement to merge with or otherwise acquire the Company approved by the Board of Directors of the Company prior to the time that the Board of Directors of the Company becomes aware that a Person has become an Acquiring Person and (c) any acquisition of Common Stock effected by exercising options that were granted or acquired in a grant described in clauses (a) or (b) hereof.

            "Record Time" shall have the meaning set forth in the Recitals.

            "Redemption Price" shall initially mean an amount equal to $0.01; provided, however, that if the Exercise Price is ever changed pursuant to
Section 2.4, the

Redemption Price shall automatically and simultaneously change to an amount equal to the Redemption Price as in effect immediately before such change times the Exercise Price as in effect immediately after such change divided by the Exercise Price as in effect immediately before such change.

            "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1.

            "Right" shall have the meaning set forth in the Recitals.

            "Rights Agent" shall have the meaning set forth in the Preamble.

            "Rights Certificate" shall have the meaning set forth in Section 2.3(c).

            "Rights Register" shall have the meaning set forth in Section
2.7(a).

            "Separation Time" shall mean the earlier of (i) the Close of Business on the tenth Business Day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person and (ii) the Flip-in Time; provided, that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further, that if any tender or exchange offer referred to in clause (i) of this paragraph is canceled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.

                  "Stock Acquisition Time" shall mean the first date on which any Person becomes an Acquiring Person.


                  "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity or membership interest is Beneficially Owned, directly or indirectly, by such Person.

                  "Trading Day," when used with respect to any securities, shall mean a day on which the New York Stock Exchange, Inc. is open for the transaction of business or, if such securities are not listed or admitted to trading on the New York Stock Exchange, Inc., a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.

                                   ARTICLE II
                                   THE RIGHTS

                  2.1 Summary of Rights. As soon as practicable after the Record Time, the Company will mail a letter summarizing the terms of the Rights to each holder of record of Common Stock or Class A Units as of the Record Time, at such holder's address as shown by the records of the Company or the Partnership.

                  2.2 Ownership Prior to Separation Time; Legends. Certificates for the Common Stock issued on or after the Record Time but prior to the Separation Time shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of May 29, 2002 (as such may be amended from time to time, the "Rights Agreement"), between Vornado Operating Company (the "Company") and Wachovia Bank National Association, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become rights to receive, upon due exercise, cash or securities, may at the Company's option be exchanged for cash or securities, may expire, may never become exercisable or exchangeable, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding at the Record Time shall, together with the letter mailed pursuant to Section 2.1, evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.

                  The records of the Partnership indicating ownership of Class A Units and the registration of any uncertificated Common Stock on the stock transfer books of the Company shall evidence one Right for each Class A Unit or share of Common Stock evidenced thereby, and the Company shall mail to every Person that holds Class A Units or uncertificated Common Stock a confirmation of the ownership of such Class A Units or Common Stock as evidenced by the records of the Partnership or the stock transfer books of the Company, as the case may be, which confirmation shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the above legend.

                  Notwithstanding anything in this Agreement to the contrary, in the event that prior to the earlier of the Separation Time or the redemption or expiration of the Rights, any shares of Common Stock are retired and canceled in connection with the conversion of such shares to Excess Shares pursuant to Article Ninth of the Certificate of Incorporation, then the associated Rights shall be deemed to be similarly retired and canceled.

                  The Company shall mail or arrange for the mailing of a copy of this Agreement to any Person that holds Common Stock or Class A Units, as evidenced by the records of the Company or the Partnership, as the case may be, without charge after the receipt of a written request therefor.

                  2.3 Exercise of Rights; Separation of Rights. (a) Subject to Sections 3.1, 3.2, 5.1 and 5.12 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, on or after the Separation Time and prior to the Expiration Time, to receive from the Company upon exercise in accordance with the terms hereof, in return for the Exercise Price, cash in an amount, or debt or other securities determined by the Board of Directors of the Company in good faith to have a value equal to the Closing Price of a share of Common Stock on the date of exercise; provided, however, that the Company shall in its sole discretion have the option to deliver, in respect of the exercise of any Right (but subject to Section 5.5), in lieu of the cash or debt or other securities referred to above, one share of Common Stock.

                  (b) Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock (or, in the case of a Right associated with an uncertificated share of Common Stock or a Class A Unit, by the registration on the stock transfer books of the Company or by the records of the Partnership, as the case may be, evidencing ownership of such Common Stock or Class A Unit and the confirmation thereof provided for in Section 2.2), together, in the case of certificates issued prior to the Record Time, with the letter mailed to the record holder thereof pursuant to Section 2.1, and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter or confirmation) of, such associated share or unit.

                  (c) Subject to the terms and conditions hereof, on or after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii) may be transferred independent of shares of Common Stock or Class A Units. Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Stock or Class A Units as of the Separation Time (other than any Person whose Rights have become void pursuant to Section 3.1(b)), at such holder's address as shown by the records of the Company or the Partnership, as the case may be, (the Company hereby agreeing to furnish or cause to be furnished copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

                  (d) Subject to the terms and conditions hereof, Rights may be exercised on any Business Day on or after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of securities in a name other than that of the holder of the Rights being exercised.

                  (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to the terms and conditions hereof, the Rights Agent will thereupon promptly (i)(A) requisition from the Company or its transfer agent the cash or securities to be delivered in connection with such exercise (or, in the case of an exercise for uncertificated shares, requisition from the Company or its transfer agent a notice setting forth such number of shares for which registration will be made on the stock transfer books of the Company) (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions), and (B) if the Company elects to deliver shares in connection with such exercise and elects, pursuant to Section 5.7, not to issue certificates (or effect registrations on the stock transfer books of the Company) representing fractional shares, requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with
Section 5.7 and (ii) after receipt of such cash, securities or notices, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of securities or notices) in such name or names as may be designated by such holder.

                  (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

                  (g) The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all securities delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights shall, at the time of delivery (or registration) of those securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered (or registered) and, in the case of shares, fully paid and nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Exchange Act, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any securities upon exercise of Rights; and (iii) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any securities issued upon the exercise of Rights, provided, that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery (or registration) of securities in a name other than that of the holder of the Rights being transferred or exercised.

                  2.4 Adjustments to Exercise Price; Number of Rights. (a) In the event the Company shall at any time after the Record Time and prior to the Separation Time (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjust ment divided by the number of shares of Common Stock (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof, (y) the Company shall cause the Partnership to make a corresponding change to the number of Class A Units so that the Conversion Factor (as defined in the Partnership Agreement) shall remain 1.0 and

(z) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock or Class A Units with respect to which the original Rights were associated (if they remain outstanding) and the shares or units issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock or Class A Unit will have exactly one Right associated with it (it being agreed that, if the Company is unable to cause the Partnership to make the change required in clause (y) in connection with any dividend, subdivision or combination, the Company shall in lieu thereof amend this Agreement as required so that each share of Common Stock will thereafter have exactly one Right associated with it and each Class A Unit will thereafter have a number of Rights associated with it equal to the Expansion Factor). Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

                  In the event that at any time after the Record Time and prior to the Separation Time the Company shall issue any shares of Common Stock or the Partnership shall issue any Class A Units, in either case otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock or Class A Unit so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate for such share (or, in the case of a Right associated with an uncertificated share of Common Stock or a Class A Unit, by the registration on the stock transfer books of the Company or by the records of the Partnership, as the case may be, evidencing ownership of such Common Stock or Class A Unit and the confirmation thereof provided for in Section 2.2). Rights shall be issued by the Company in respect of shares of Common Stock or Class A Units that are issued or sold by the Company or the Partnership after the Separation Time only to the extent provided in Section 5.3.

                  (b) In the event the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to any non-extraordinary periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or statutory share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or cash, securities or other property deliverable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

                  (c) Each adjustment to the Exercise Price made pursuant to this Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall
(i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate.

                  (d) Rights Certificates shall represent the right to receive the cash or securities deliverable upon exercise under the terms of this Agreement, including any adjustment or change in such cash or securities, even though such certificates may not have been changed to reflect such adjustment or change.

                  2.5 Date on Which Exercise is Effective. Each Person in whose name any securities are issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such securities on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the Company elects to deliver shares in connection with such exercise and the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on the next succeeding Business Day on which the stock transfer books of the Company are open.

                  2.6 Execution, Authentication, Delivery and Dating of Rights Certificates. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

                  Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

                  Promptly after the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section 3.1(b), the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c). No Rights Certificate shall be valid for any purpose unless manually countersigned by the Rights Agent.

                  (b) Each Rights Certificate shall be dated the date of countersignature thereof.

                  2.7 Registration, Registration of Transfer and Exchange. (a) After the Separation Time, the Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

                  After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) and (d), the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

                  (b) Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

                  (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  (d) The Company shall not register the transfer or exchange of any Rights which have become void under Section 3.1(b), been exchanged under
Section 3.1(c) or been redeemed under Section 5.1.

                  2.8 Mutilated, Destroyed, Lost and Stolen Rights Certificates.
(a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, then, subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

                  (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c) and 5.1 and in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

                  (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

                  (d) Every new Rights Certificate issued pursuant to this
Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 3.1(b), shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

                  2.9 Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated shares of Common Stock or Class A Units) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such shares or units) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, including the payment of the Redemption Price, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock or Class A Units).

                  2.10 Delivery and Cancellation of Certificates. All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly canceled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly canceled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates canceled as provided in this
Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall return canceled Rights Certificates to the Company, unless the Company instructs the Rights Agent in writing to destroy the canceled Rights Certificates, in which case the Rights Agent shall destroy all canceled Rights Certificates and deliver a certificate of destruction to the Company.

                  2.11 Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

                  (a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock or Class A Unit;

                  (b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

                  (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated shares of Common Stock or Class A Units) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, such shares or units) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

                  (d) Rights Beneficially Owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become void; and

                  (e) this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.6.

                                   ARTICLE III

                          ADJUSTMENTS TO THE RIGHTS IN
                        THE EVENT OF CERTAIN TRANSACTIONS

                  3.1 Flip-in. (a) Subject to Section 5.12, in the event that prior to the Expiration Time a Flip-in Time shall occur, except as provided in this Section 3.1, each Right will entitle the holder thereof to receive from the Company upon exercise thereof in accordance with the terms hereof, in return for the Exercise Price, cash in an amount, or debt or other securities determined by the Board of Directors of the Company in good faith to have a value, equal to
(i) the Closing Price of a share of Common Stock on the date of exercise times
(ii) that number of shares of Common Stock having an aggregate Market Value on the date on which the Flip-in Time occurred equal to twice the Exercise Price; provided, however, that the Company shall in its sole discretion have the option to deliver, in respect of the exercise of any Right (but subject to Section 5.5), in lieu of the cash or debt or other securities referred to above, the number of shares of Common Stock described in clause (ii) above.

                  (b) Notwithstanding the foregoing, any Rights that are or were Beneficially Owned at or after the Stock Acquisition Time by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the forego ing shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled conclusively to deem the Beneficial Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.

                  (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Time and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for cash in an amount, or debt or other securities determined by the Board of Directors of the Company in good faith to have a value, per exchanged Right equal to the Market Value of a share of

Common Stock on the date on which the notice of such exchange is mailed to holders of Rights; provided, however, that the Company shall in its sole discretion have the option to deliver, in respect of the exchange of any Right (but subject to Section 5.5), in lieu of the cash or debt or other securities referred to above, one share of Common Stock.

                  Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become void pursuant to Section 3.1(b)), whether or not previously exercised, will thereafter represent only the right to receive the exchange consideration described above. Promptly after the action of the Board of Directors of the Company electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive the exchange consideration in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.11.

                  Each Person in whose name any securities are issued upon the exchange of Rights pursuant to this Section 3.1(c) shall for all purposes be deemed to have become the holder of record of those securities on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the Company elects to deliver shares in connection with such exercise and the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on the next succeeding Business Day on which the stock transfer books of the Company are open.

                  3.2 Flip-over. (a) Prior to the Expiration Time, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter entitle the holder thereof to receive from the Flip-over Entity upon exercise thereof in accordance with the terms hereof, in return for the Exercise Price, cash in an amount, or debt or other securities determined by the Board of Directors of the Flip-over Entity in good faith to have a value, equal to (x) the Closing Price of a share of Flip-over Stock on the date of exercise times (y) that number of shares of Flip-over Stock having an aggregate Market Value on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price; provided, however, that the Flip- over Entity shall in its sole discretion have the option to deliver, in respect of the exercise of any Right (but subject to Section 5.5), in lieu of the cash or debt or other securities referred to above, the number of shares of Flip-over Stock described in clause (y) above; and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this
Section 3.2 shall apply to successive Flip-over Transactions or Events.

                  (b) Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 pursuant to an agreement entered into by the Company prior to a Flip-in Time, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

                  3.3 Other Post-Flip-in Transactions. (a) After a Flip-in Time, the Company shall not pay a stock dividend on its Common Stock, subdivide or combine its shares of Common Stock into a different number of shares of Common Stock, pay any other dividend or make any distribution to holders of Common Stock or make an issuer tender offer for shares of Common Stock unless, in connection therewith, it shall (i) determine appropriate and customary adjustments to the Exercise Price, the number of Rights and the consideration receivable on exercise or exchange of Rights that shall, in the good faith and reasonable view of the Board of Directors of the Company, be adequate to prevent such transaction from diluting the aggregate value of the Rights, (ii) obtain written advice from a nationally recognized independent financial advisor to the effect that such adjustments are at least as favorable to the holders of Rights as would be the customary adjustments to convertible securities that are made as a result of transactions like such transaction and (iii) amend this Agreement to implement such adjustments. In determining what are 'customary' adjustments to convertible securities, any de minimis thresholds that might prevent an adjustment from being made or that might lessen the amount of that adjustment shall be ignored even if such thresholds are in fact customary.

                  (b) After a Flip-in Time, if the Company consolidates, merges or participates in a statutory share exchange with any other Person, or reclassifies its Common Stock, or sells or otherwise transfers all or substantially all of its assets (other than any consolidation, merger, statutory share exchange, reclassification, sale or transfer that constitutes a Flip-over Transaction or Event or that does not change any outstanding shares of Common Stock), then each Right will thereafter entitle the holder to receive from the surviving company (or, in the case of a sale or transfer, the transferee), upon exercise thereof in accordance with the terms hereof, in return for the Exercise Price, cash in an amount, or debt or other securities determined by the Board of Directors of the surviving company (or, in the case of a sale or transfer, the transferee) in good faith to have a value, equal to (i) the value on the date of exercise of the cash, securities or assets which a holder of one share of Common Stock immediately before such transaction would hold immediately thereafter as a result thereof times (ii) that number of shares of Common Stock having an aggregate Market Value on the date on which the Flip-in Time occurs equal to twice the Exercise Price; provided, however, that the surviving company

(or, in the case of a sale or transfer, the transferee) shall in its sole discretion have the option to deliver, in respect of the exercise of any Right (but subject to Section 5.5), in lieu of the cash or debt or other securities referred to above, the actual cash, securities or assets which a holder of a number of shares of Common Stock described in clause (ii) above immediately before such transaction would hold immediately thereafter as a result thereof. The surviving company (or, in the case of a sale or transfer, the transferee) in any such transaction shall execute an instrument that assumes the obligations of the Company hereunder and that appropriately amends this Agreement to adjust the Rights in the manner provided in this Section and to provide for adjustments which, for events subsequent to consummation of such transaction, shall be as nearly equivalent as may be practicable to the adjustments provided for herein, and the Company agrees that it will not be a party to or permit such transaction to occur unless such provisions are so made as a part of the terms thereof. The substance of this paragraph shall similarly apply to successive transactions of the type covered hereby.

                                   ARTICLE IV
                                THE RIGHTS AGENT

                  4.1 General. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities, Rights Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, written direction, consent, certificate, written statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

                  4.2 Merger or Consolidation or Change of Name of Rights Agent.
(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  4.3 Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President") and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in any certificates for any securities deliverable upon exercise of the Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

                  (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificates for any securities deliverable upon exercise of the Rights or the Rights Certificates (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b)) or any adjustment required under the provisions of Section 2.4,
3.1 or 3.2 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities deliverable upon exercise of Rights or any Rights or as to whether any securities deliverable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and, in the case of shares, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept oral or written instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President (whether or not designated by a number or a word or words added before or after the title "Vice President") or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with oral or written instructions of any such person.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agree-ment. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  4.4 Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.11. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.11. If the Rights Agent shall resign or be removed or otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    ARTICLE V
                                  MISCELLANEOUS

                  5.1 Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Time, elect to redeem all (but not less than all) the then outstanding Rights at a price per Right equal to the Redemption Price, payable at the Company's option in cash or in debt or other securities determined by the Board of Directors of the Company in good faith to have a value equal to the Redemption Price.

                  (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors. Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.11.

                  5.2 Expiration. The Rights and this Agreement shall expire at the Expiration Time and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1 or 5.1, respectively.

                  5.3 Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the cash, debt or other securities deliverable upon exercise of Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock by the Company following the Separation Time and prior to the Expiration Time pursuant to the terms of securities convertible or redeemable into shares of Common Stock (including without limitation shares of Common Stock issued at the option of the Company in connection with the exercise by a holder of Class A Units of its right to require the Partnership to redeem such units but excluding any securities issued or issuable in connection with the exercise or exchange of Rights) or upon the exercise of options, in each case issued or granted prior to, and outstanding at, the Separation Time, the Company shall issue to the holders of such shares of Common Stock, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such shares of Common Stock; provided, however, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

                  5.4 Cash Offset When Exercising Rights for Cash. Anything in this Agreement to the contrary notwithstanding, if the Company determines to deliver cash rather than debt or securities upon the exercise of a Right held by any holder, that holder's obligation to pay the Exercise Price in respect of such Right shall be offset by the Company's obligation to pay cash to the holder in respect of such Right. Accordingly, in that case, (a) the holder shall not pay, but shall be deemed, for purposes of determining whether the holder validly exercised such Right, to have paid, the Exercise Price in respect of such Right and (b) the Company shall upon exercise pay the holder in respect of such Right a net amount equal to (i) the amount that would have been payable by the Company on exercise of such Right if the holder had in fact paid the full Exercise Price in respect of such Right and this Section 5.4 did not exist minus (ii) the Exercise Price.

                  5.5 Limitations on Exercise or Exchange of Rights. (a) In no event may the Company deliver Shares upon the exercise or exchange of any particular Rights if such exercise or exchange would result in any Person becoming the Beneficial Owner of Shares in excess of the Ownership Limit or would result in the designation of any Shares as Excess Shares. If because of the foregoing restriction the Company is not permitted to deliver Shares of any class upon exercise or exchange of any particular

Rights, the Company shall be required to deliver to the holder the cash or debt or other securities (other than Shares) deliverable upon such exercise as provided elsewhere herein.

                  (b) As a condition to the exercise or exchange of any Right, the Company may require the exercising or exchanging Person to certify as to whether or not, if the Company were to deliver Shares in respect of the exercise or exchange, that would cause any Person to become the Beneficial Owner of Shares in excess of the Ownership Limit or any Shares to be designated as Excess Shares.

                  (c) As used in this Section 5.5, the terms "Beneficial Ownership," "Person" and "Shares" have the meanings specified in Article Ninth of the Certificate of Incorporation rather than those specified in Section 1.1.

                  5.6 Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) prior to the Flip-in Time, in any respect, and (ii) at or after the Flip-in Time, (x) to make any changes that the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally, (y) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective or (z) as contemplated by Section 3.3 hereof. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company that satisfies the terms of the preceding sentence, provided that any such supplement or amendment shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

                  5.7 Fractional Shares. If the Company elects to deliver shares of Common Stock upon exercise or exchange of Rights but elects not to issue fractional shares, the Company shall, in lieu thereof, pay to the exercising holder the appropriate fraction of the Closing Price per share in cash.

                  5.8 Rights of Action. Any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's rights under this Agreement and the Rights. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

                  5.9 Holder of Rights Not Deemed a Stockholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the

Company or any right to vote for the election of directors or upon any matter submitted to stockholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.10), or to receive dividends or subscription rights, or otherwise.

                  5.10 Notice of Proposed Actions. In case the Company shall propose on or after the Separation Time and prior to the Expiration Time (i) to effect or permit a Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.11, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

                  5.11 Notices. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Vornado Operating Company
                           888 Seventh Avenue
                           New York, New York 10019

                           Attention: Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         Wachovia Bank National Association
                         Attn: Equity Services Administration Department NC-1153 1525 West W.T. Harris Blvd.--3C3
                         Charlotte, North Carolina 28288-1153

                         Attention: Myron O. Gray

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, in the records of the Company or the Partnership. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

                  5.12 Suspension of Exercisability. To the extent that the Company determines in good faith that some action needs to be taken to authorize any securities that it may choose to deliver upon exercise of Rights or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a reasonable period in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.11 shall not be required.

                  Failure to give a notice pursuant to the provisions of this Agreement shall not affect the validity of any action taken hereunder.

                  5.13 Costs of Enforcement. The Company agrees that if the Company fails to fulfill any of its obligations pursuant to this Agreement, then the Company will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

                  5.14 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  5.15 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

                  5.16 Determination and Actions by the Board of Directors, etc. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) done or made by the Board, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

                  5.17 Descriptive Headings. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

                  5.18 GOVERNING LAW. THIS AGREEMENT AND EACH RIGHT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

                  5.19 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  5.20 Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                           VORNADO OPERATING COMPANY



                                           By:/s/ Joseph Macnow
                                              --------------------------
                                              Name:  Joseph Macnow
                                              Title: Executive Vice President--
                                                     Finance and Administration

                                           WACHOVIA BANK NATIONAL ASSOCIATION

                                           By:/s/ Myron O. Gray
                                              --------------------------
                                              Name:  Myron O. Gray
                                              Title: Vice President

                                                                       EXHIBIT A

                          [Form of Rights Certificate]

Certificate No. W-                                            _______ Rights

         THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate

                            VORNADO OPERATING COMPANY

                  This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of May 29, 2002 (as amended from time to time, the "Rights Agreement"), between Vornado Operating Company, a Delaware corporation (the "Company"), and Wachovia Bank National Association, a national bank, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to receive from the Company, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in Charlotte, North Carolina and upon taking of any other actions required for due exercise in accordance with the terms of the Rights Agreement, in return for the Exercise Price referred to below, cash in an amount, or debt or other securities determined by the Board of Directors of the Company in good faith to have a value, equal to the Closing Price of a share of Common Stock on the date of exercise; provided, however, that the Company shall in its sole discretion have the option to deliver, in respect of the exercise of any Right (but subject to Section 5.5 of the Rights Agreement), in lieu of the cash or debt or other securities referred to above, one share of Common Stock. The terms described in the preceding sentence are subject to adjustment in certain circumstances as described in the Rights Agreement. The Exercise Price shall initially be $13.50 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

                  In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to receive cash or securities of an entity other than the Company, all as provided in the Rights Agreement.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right (subject to adjustment in certain events as provided in the Rights Agreement and payable at the Company's option in cash or in debt or other securities determined by the Board of Directors of the Company in good faith to have a value equal to the redemption price) or (b) exchanged by the Company under certain circumstances for cash or debt or other securities as specified in the Rights Agreement.

                  No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:  ____________


ATTEST:                                              VORNADO OPERATING COMPANY



___________________________                          By______________________
             Secretary


Countersigned:

WACHOVIA BANK NATIONAL ASSOCIATION



By____________________________
      Authorized Signature

                                   [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer this Rights Certificate.)


                  FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto _____________________________________________
                           (Please print name and address of transferee)

________________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________, ____
Signature Guaranteed:                  _________________________
                                         Signature
                                         (Signature must correspond to name
                                         as written upon the face of this
                                         Rights Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)

                  Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to Exchange Act Rule 17Ad- 15.

________________________________________________________________________________
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                      _________________________
                                                      Signature

________________________________________________________________________________
                                     NOTICE

                  In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                                    [To be attached to each Rights Certificate]



                          FORM OF ELECTION TO EXERCISE

                  (To be executed if holder desires to exercise
                            the Rights Certificate.)

TO:  VORNADO OPERATING COMPANY

                  The undersigned hereby irrevocably elects to exercise ___________ whole Rights represented by the attached Rights Certificate and requests that, if the Company issues securities upon such exercise, such securities be issued in the name of:

                  ___________________________________
                  Address:
                  ___________________________________
                  ___________________________________
                  Social Security or Other Taxpayer
                  Identification Number:
                  ___________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, the undersigned hereby requests that a new Rights Certificate for the balance of such Rights be registered in the name of and delivered to:

                  ___________________________________
                  Address:
                  ___________________________________
                  ___________________________________
                  Social Security or Other Taxpayer

                  Identification Number:
                  ___________________________________

Dated: _____________, ____



Signature Guaranteed:                 _________________________
                                          Signature
                                          (Signature must correspond to name
                                          as written upon the face of the
                                          attached Rights Certificate in every
                                          particular, without alteration or
                                          enlargement or any change
                                          whatsoever)

                  Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to Exchange Act Rule 17Ad- 15.

________________________________________________________________________________
                            (To be completed if true)

                  The undersigned hereby represents, for the benefit of all holders of Rights and Common Stock, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                  In addition, the undersigned hereby represents that the following statement is TRUE_____ FALSE_____ (check one): If the Company were to deliver Shares (as defined in the Company's restated certificate of incorporation) in respect of the exercise of any Rights evidenced by the attached Rights Certificate, that would not cause any Person (as so defined) to become the Beneficial Owner (as so defined) of Shares in excess of the Ownership Limit (as so defined) or any Shares to be designated as Excess Shares (as so defined).

                                                    ________________________
                                                    Signature

________________________________________________________________________________

                                     NOTICE

                  In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.


                                       -1-